UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2008

_____________

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

_____________

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On September 18, 2008, the Compensation Committee of the Board of Directors of Charming Shoppes, Inc. (the “Company”) approved amendments to the executive severance agreements with three of its named executive officers – Eric M. Specter, Executive Vice President and Chief Financial Officer, Joseph M. Baron, Executive Vice President and Chief Operating Officer, and Colin D. Stern, Executive Vice President and General Counsel (the “Executives”), as well as other Company executives.  The terms of the severance agreements between the Company and the Executives (the “Agreements”) were previously disclosed on the Form 8-K filed with the Securities and Exchange Commission on February 5, 2008, which is hereby incorporated by reference.

Under the Agreements, an Executive is entitled to receive severance benefits upon a termination of employment by the Company other than for Cause (as defined in the Agreements), or upon a termination by the Executive for Good Reason (as defined in the Agreements) (each a “Qualifying Termination”).  The amendment provides that if a Qualifying Termination occurs prior to January 1, 2010, any restrictions on the Executive’s outstanding restricted stock units that would have lapsed on the next two anniversaries of the grant date of the restricted stock units in the absence of a termination will lapse on an accelerated basis at the time of such termination of employment, so those restricted stock units will not be forfeited.  All other terms of the Agreements remain unchanged.

A copy of the form of amendment to the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits (c) Exhibits.

Exhibit No.	Description

10.1
Form of Amendment, dated September 18, 2008, to the Severance Agreements between certain executive vice presidents and the Company, including the following named executive officers: Eric M. Specter, Joseph M. Baron and Colin D. Stern

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: September 24, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Form of Amendment, dated September 18, 2008, to the Severance Agreements between certain executive vice presidents and the Company, including the following named executive officers: Eric M. Specter, Joseph M. Baron and Colin D. Stern